Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement of Roan Holdings Group Co., Ltd. on Form F-1 of our report dated June 26, 2020, with respect to our audit of the consolidated financial statements of Roan Holdings Group Co., Ltd. and Subsidiaries for the year ended December 31, 2019. We also consent to the reference to our firm under the heading “Experts” in the Prospectus.

/s/ Friedman LLP

New York, New York

January 6, 2023